                              MANUFACTURING AGREEMENT

















[*] = CONFIDENTIAL TREATMENT REQUESTED

This agreement is made as of ____________________, 1997 by and between SIEMENS AG, a German corporation located in Munich, Germany, hereinafter referred to as "SIEMENS", and Advanced Power Technology, a Delaware Corporation located in Bend, Oregon, USA, and its subsidiaries and affiliates, hereinafter referred to as "APT".



                                     WITNESSETH:

WHEREAS, APT desires to enter into a long-term agreement with SIEMENS for the procurement of products to be manufactured by SIEMENS in accordance with specifications submitted by APT, including IGBT discrete products and IGBT processed wafers as listed in ATTACHMENT A. Attachment A can be changed every time if both parties mutually agree in this change in writing.



NOW, THEREFORE, and in consideration of the mutual promises contained herein, APT and SIEMENS agree as follows:



1.     MANUFACTURE OF PRODUCTS

       SIEMENS hereby agrees to manufacture certain IGBT discrete products and IGBT processed wafers for APT in accordance with orders for specified products to be communicated to SIEMENS from to time to time via fax, and in a accordance with specifications for those ordered products to be provided to-SIEMENS by APT and APT agrees to pay for such products in U.S. Dollars in accordance with SIEMENS's price schedules contained in the attached quotations. SIEMENS agrees to be bound by the terms and conditions of this Agreement in connection with the manufacture and sale of these products. APT is not required to purchase any minimum quantity of products from, nor is APT required to purchase these or similar IGBT discrete products and IGBT processed wafers exclusively from SIEMENS

2.     COORDINATION

       APT has identified its Vice President, Discrete Power Products, currently Mr. John Hess as its coordinator. SIEMENS has identified its Senior Director, Power Semiconductors, currently Mr. Claus Geisler, as its coordinator. The coordinators represent their companies for the implementation and communications of all items contained in this Agreement. In the event that a coordinator is changed by either party, notice of such change shall be made in writing to the other party.

3.     PAYMENT

       A. APT shall pay SIEMENS by international bank transfer, [*], in accordance with the agreed upon fixed schedules of product and processed wafer shipments.

       B.     Prices will be in U.S. Dollar.

       C. Prices in U.S. Dollar shall be as set forth in annual quotation and cannot be changed during a twelve-month period after signature unless otherwise agreed upon in writing by both parties. All prices of products included in these quotations and any future prices or products will be reviewed annually by both parties. Any prices agreed upon for products or wafers not included in an annual price quotation or review will be fixed until the end of these twelve-month period to ensure that all pricing remains on the same annual price cycle.

       D. All APT divisions, subsidiaries and other affiliated companies, foreign and domestic are permitted to purchase all SIEMENS items at the prices which appear in the above referenced quotation and in accordance with the terms of this Agreement.

       E. Price per good die and wafer quantities are set forth in Attachment A1 and A2.Siemens and APT will review quantities on a yearly basis to set up the pricing. The prices for 1998 are agreed.

4.     INSPECTION

       SIEMENS agrees that APT Representatives, designated by APT's Coordinator, shall have the right of inspection of SIEMENS's manufacturing facilities, the manufacturing work in progress, and those offices areas containing documentation and records relevant of this Agreement at normal business hours and after at least two (2) weeks prior written notice once a year.


5.     RETURNS

       A. SIEMENS agrees to supply products to APT which meet the mutually agreed upon specifications. If, within 3 months after delivery of products from SIEMENS, APT determines that the products do not meet those specifications, SIEMENS will replace the defective returned products at the SIEMENS expense. Immediately upon such determination and' prior to any return by APT of such products, SIEMENS shall be so notified and shall have the option of having a representative of SIEMENS inspect the products being returned, provided that such inspections takes place within two (2) weeks of such notification by APT. Following such inspection or expiration of the two-week period, APT will ship these products back to SIEMENS. SIEMENS will replace such returned defective products which meet the mutually agreed upon specification within six (6) weeks following SIEMENS's receipt of the returns at any SIEMENS location. SIEMENS

     [*] = CONFIDENTIAL TREATMENT REQUESTED
              shall be deemed to have met the six (6) week time table if, within six (6) weeks, such replacement products are shipped from a SIEMENS facility to a common carrier for shipment to APT. Upon SIEMENS's failure to so ship within (6) weeks, APT will be entitled to receive the next subsequent shipments of any products from SIEMENS at no cost to APT for the goods of the shipping thereof, until APT has received the equivalent value of goods which were not promptly replaced. In such circumstances the equivalent value shall be the original cost of the goods which were not properly replaced, without regard to any subsequent price changes for the same product.

       B. No products, other than replacement products, will be accepted by APT with date codes older than six (6) months prior to the date of receipt at the APT facility. For replacement, date codes will be accepted which are up to six (6) months prior to the date of the receipt at SIEMENS of returned defective products. Under no circumstances will APT accept any replacement products with date codes older than 26 weeks prior to the date of receipt at the APT facility.

6.     PACKAGING BY SIEMENS

       A. All packaging will be of anti static materials in accordance with the mutually agreed upon specifications.

       B.     Quantities must be packaged as described in Attachment B.

       C.     Boxes shall be taped closed and/or sealed in plastic.

       D. Packaging must be resistant to lead bend or unit damage of any kind.

       E. Changes in packaging, even if within the mutually agreed upon specifications, must be approved by both parties.

7.     QUALITY

       A. After qualification, SIEMENS may not carry out any significant alteration to the product or process which affects the suitability, functions, processing or reliability, without previously informing the customer. The customer must be informed three (3) months before the planned commencement of delivery and must receive a detailed description of the alteration. The customer will announce his decision within 45 days.

       B. Device marking will be in accordance with the mutually agreed upon specifications.

8.     SHIPPING PROCEDURES

       A. SIEMENS shall provide APT's Coordinator with a confirmation of APT's order, in which the delivery date is announced.

       B. APT agrees to pay shipping costs F.O.B. Germany for the wafers and products shipments other than replacement wafers and products.

       C. SIEMENS may be required to make deliveries to other specified APT locations after procedures are established and agreed upon by both parties. Initially, product will be shipped to APT, Bend, USA or APTE, Merignac, France, only.

9.     ON-TIME DELIVERY/SCHEDULING

       A. If the delivery date is by day, SIEMENS shall not deliver more than seven (7) days earlier or three (3) days later as the agreed delivery day.

              In case SIEMENS realizes that he cannot adhere to the agreed delivery date, he shall without delay inform APT and indicate the prospective duration of the delay. The Parties shall immediately endeavour to find reasonable remedial measures.

              If SIEMENS is in delay with deliveries for which he is responsible and if APT substantiates that he has suffered damages due to the delay, he may claim per full week of delay liquidated damages of 0,5% of the price of the delayed SIEMENS Products up to a maximum amount of 5% of such price. Any further claims for damages due to the delay shall be excluded.

              APT may terminate the relevant separate purchase contract without incurring any liability, provided the Products have not been delivered within a reasonable grace period set by APT. Further APT may terminate this Agreement, if, during a nine-week period, SIEMENS' on-time delivery performance is less than 85 % in quantity for any four (4) weeks of that nine-weeks period.

       B.     a)     Finished Goods

                     APT will provide a thirteen (13) week order requirement schedule to SIEMENS on a monthly basis with nine (9) weeks being firm and four (4) weeks floating. The fixed nine (9) week requirement may only be modified with the consent of both parties. The four (4) week floating requirement schedule may only be reduced by either party by up to 20 % quantity.

              b)     Wafers/Die

                     APT will provide a fourteen (14) week order requirement schedule to SIEMENS on a monthly basis with six (6) weeks being firm and eight (8) weeks floating. The fixed six (6) weeks requirement may only be modified with the consent of both parties. The first four (4) week floating requirement schedule may only be reduced by either party by up to 20 % quantity. The next four (4) week floating requirement schedule may only be reduced by either party by up to 40 % quantity.

10.    PROPRIETARY RIGHTS

       A. If a third party raises justified claims against APT for infringement of US Patents by wafers or other products supplied by SIEMENS (hereinafter "Products"), SIEMENS shall at its cost acquire for APT a right to use the 'Product. In case this is not possible at economically reasonable conditions, SIEMENS' liability for infringement of any intellectual property rights or copy rights shall be limited as follows:

              (a) Seller shall indemnify and hold harmless Buyer against any legal costs and damages of Buyer caused by Protective Right infringement by the Product as such up to the amount
                     of an appropriate license fee, which the owner of    the
                     Protective Rights could claim directly from Seller for the use of the infringing Product.

              (b) For future deliveries SIEMENS shall, if economically reasonable, at its option and in compliance with the specifications modify the Product to become non infringing or deliver an equivalent non infringing product.

              Claims shall be deemed justified only if they are acknowledged as such by Seller or finally adjudicated as such by a court of competent jurisdiction.

       B. The obligations of SIEMENS mentioned in Section 10.A above apply under the precondition that APT informs SIEMENS without delay in writing of any claims for infringement of Protective Rights, does not accept on its own any such claims and conducts any disputes, including settlements out of court, only in agreement with SIEMENS.

       C. Any liability of SIEMENS shall also be excluded, if the infringement of US patents results from specific instructions given by APT or the fact that the Product has been changed by APT or is being used in conjunction with products not delivered by SIEMENS, which convert an otherwise non-infringing Product to an infringing Product.

       D. Any liability of SIEMENS pursuant to Section 10.A shall be excluded, if the infringement of US patents is not caused by the Product itself, for example if such infringement results from the application of the Product (including any application specific circuitry implemented in the Product), unless SIEMENS did offer the Product especially for such infringing application.

11.    RISK, TITLE

       A. Risk of loss or damages shall pass onto APT according to the clause of the incoterms 990 as defined in Section 8. B.

       B. SIEMENS retains title to the Products until all payments due to SIEMENS have been finally effected by APT.

12.    WARRANTY

       A. The warranty period shall be [*] starting on the date the risk of loss or damage has passed onto APT according to Section 11 A.

       B. SIEMENS' liability for any further damages resulting from the defects) of the Products shall be limited pursuant to the stipulations of Section 13.

13.    LIABILITY

       A. SIEMENS assumes liability for any personal injury for which he is found responsible without limitation. If found. responsible for property damages of APT, SIEMENS shall indemnify APT for expenses incurred for restoration of the damaged property up to a maximum amount of DM 1 Million per damage event.

       B. Apart from warranties and liabilities expressly stipulated in this Agreement, SIEMENS disclaims ail liability regardless of the cause in law, in particular the liability for indirect or consequential damages arising from interrupted operation, loss of profits, loss of information and data, unless in cases of gross negligence, intent, lack of assured characteristics or in any cases where liability is mandatory at law.

14.    NON-DISCLOSURE

       A. In consideration of the disclosure of Proprietary and Confidential information by both parties to each other, both parties agree that the information relating to requirements, processes, specifications, schedules, materials, financial data and pricing exchanged between parties is hereby designated as Proprietary and Confidential by APT and SIEMENS.

       B. It is agreed that for a period of ten (10) years, both parties shall (1) restrict dissemination of the above as Proprietary and Confidential information to only those employees who must be directly involved in the manufacturing of wafers and products for APT and (2) use the same degree of care as its uses for its own information of like importance against disclosure to other employees within each party or others outside of it.

       C. Any breach of these Non-Disclosure restrictions shall be deemed as a breach of the Manufacturing Agreement. Both Parties shall pursue all remedies of law for such breaches.

       D. This obligation shall not apply to information, which is or becomes public knowledge or which is provably independently developed or lawfully received from a third party.

15.    NON-ASSIGNMENT

       Neither party is entitled to assign this Agreement without the prior written consent of the


       [*] = CONFIDENTIAL TREATMENT REQUESTED
       other party.

16.    APPLICABLE LAW AND JURISDICTION

       A. This Agreement and individual purchase contracts signed between the Parties hereunder shall be governed by and construed in accordance with the law in force in Switzerland without reference to its conflicts of law provisions. The application of the United Nations Convention on Contracts for the International Sale of Goods of April 11, 1980 shall be excluded.

       B. All disputes arising out of or in connection with this Agreement or individual purchase contracts signed hereunder, including any question regarding their existence, validity or termination, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce, Paris ("Rules") by three arbitrators in accordance with the said Rules.

       C. Each party shall nominate one arbitrator for confirmation by the competent authority under the applicable Rules ("Appointing Authority"). Both arbitrators shall agree on the third arbitrator within 30 days. Should the two arbitrators fail within the above time-limit to reach agreement on the third arbitrator, he shall be appointed by the Appointing Authority.

       D. The seat of arbitration shall be Zurich. The procedural law of this place shall apply where the Rules are silent.

       E. The language to be used in the arbitration proceeding shall be English.

17.    DURATION OF THIS AGREEMENT

       The effective date of this Agreement shall be the date on which it is signed by the last party to sign it. This Agreement shall continue until it is terminated by either party, provided such terminating party gives the other party twelve (12) months written notice.

       Upon such notice of termination, the Coordinators for both parties shall proceed with the details of reducing schedules and returning to APT any previously supplied documentation. The intent is to provide an orderly transition by both parties, during the notification period until the final date of termination.

18.    AMENDMENT AND WAIVER

       This Agreement may be amended from time to time only by written document signed by the parties. No provisions of this Agreement can be waived except by a written document signed by the party waiving the provision, nor shall any failure to object to any breach of a provision of this Agreement waive the right to object to a subsequent breach of the same or any other provision.

19.    PUBLICITY

       SIEMENS and APT shall consult with one another before issuing any press release or public announcement about the transactions contemplated by this Agreement. Except as required by applicable law, neither SIEMENS nor APT shall issue any press release or other public announcement without the consent of the other party, which consent shall not be unreasonably withheld.


20.    FORCE MAJEURE

       Neither party will be liable for delay in performance or failure to perform, in whole or in part, the terms of this Agreement when due to labor dispute, strike, war or act of war (whether an actual declaration is made or not), insurrection, riot, civil commotion, act of public enemy, fire, flood, or other act of God, act of any governmental authority, judicial actions, or other causes beyond the control of such party, which are similar to, but not limited to, the matters herein enumerated, and any such delay or failure shall not be considered a breach of the Agreement. Either party shall immediately notify the other party of any circumstances which occurs which may prevent or significantly delay delivery of processed wafers and products as is provides herein.



The parties hereto have executed this Agreement as of the day and year written below:



APT                                SIEMENS,


By:           S/S                  By:           S/S
   -------------------------          -------------------------------
Name: John Hess                    Name: Claus Geisler


Title: Vice President              Title: Senior Director, Power Semiconductors


-Date :       10/17/97             Date:         10/14/97
       -------------------------        -------------------------------

                                             1998 WAFER / DIE PRICING

------------------------------------------------------------------------------------------------------------------------------------
                                                                                     DIE         APPROX        1999       1998 COST
                        WAFER                CHIP       PART                        SIZE        GOOD DIE       WAFER       PER GOOD
TYPE                  SIZE INS     TECH      NAME        NO      VOLT    AMPS       SQ MN      PER WAFER     COST $US       DIE $US
------------------------------------------------------------------------------------------------------------------------------------
SIGC12T60                 5         PT      L7222B     BUP400     600    10.0       12.30         [*]
SIGC14T60                 5         PT      L7232B     BUP401     600    15.0       14.40         [*]
SIGC18T60                 5         PT      L7242B     BUP402     600    20.0       18.50         [*]
SIGC25T60                 5         PT      L7262B     BUP403     600    30.0       25.70         [*]
SIGC42T60                 5         PT      L7272B     BUP604     600    50.0       42.30         [*]
SIGC81T60R2               5         PT      L7162B      BSM...    600    75.0       81.00         [*]
SIGC156T60R2              5         PT      L7282B      BSM...    600    200.0     156.30         [*]

SIGC12T60N                5        NPT      L7222E      BSM...    600    10.0       12.30         [*]           [*]          [*]
SIGC14T60N                5        NPT      L7232E      BSM...    600    15.0       14.40         [*]           [*]          [*]
SIGC18T60N                5        NPT      L7242E      BSM...    600    20.0       18.50         [*]           [*]          [*]
SIGC25T60N                5        NPT      L7262E      BSM...    600    30.0       25.70         [*]           [*]          [*]
SIGC42T60N                5        NPT      L7272E      BSM...    600    50.0       42.30         [*]           [*]          [*]

SIGC6T120                 5        NPT                           1200     1.5       6.00                        [*]          [*]
SIGC14T120                5        NPT                           1200     5.0       14.40                       [*]          [*]
SIGC16T120                5        NPT                           1200     8.0       16.00                       [*]          [*]
SIGC25T120                5        NPT                           1200    15.0       25.70                       [*]          [*]
SIGC42T120                5        NPT                           1200    25.0       42.30                       [*]          [*]
SIGC81T120R2              5        NPT                           1200    50.0       81.00                       [*]          [*]
SIGC121T120R2             5        NPT                           1200    75.0      121.00                       [*]          [*]
SIGC156T120R2             5        NPT                           1200    100.0     156.30                       [*]          [*]

SIGC16T120C               6        NPT      L7131M      BSM...   1200     8.0       16.00         [*]           [*]          [*]
SIGC25T120C               6        NPT      L7141M     BUP213    1200    15.0       25.87         [*]           [*]          [*]
SIGC42T120C               6        NPT      L7151M     BUP314    1200    25.0       42.30         [*]           [*]          [*]
SIGC81T120R2C             6        NPT      L7161M      BSM...   1200    50.0       81.00         [*]           [*]          [*]
SIGC121T120R2C            6        NPT      L7171M      BSM...   1200    75.0      121.00         [*]           [*]          [*]
SIGC156T120R2C            6        NPT      L7181M      BSM...   1200    100.0     156.00         [*]           [*]          [*]

SIGC16T120CL              6        NPT      L7131P      BSM...   1200     8.0       16.00         [*]           [*]          [*]
SIGC25T120CL              6        NPT      L7141P      BSM...   1200    15.0       25.87         [*]           [*]          [*]
SIGC42T120CL              6        NPT      L7151P      BSM...   1200    25.0       42.30         [*]           [*]          [*]
SIGC81T120R2CL            6        NPT      L7161P      BSM...   1200    50.0       81.00         [*]           [*]          [*]
SIGC121T120R2CL           6        NPT      L7171P      BSM...   1200    75.0      121.00         [*]           [*]          [*]
SIGC156T120R2CL           6        NPT      L7181P      BSM...   1200    100.0     156.00         [*]           [*]          [*]

SIGC42T170                5        NPT      L7101B     BUP309    1700    15.0       42.30         [*]           [*]          [*]
SIGC144T170               5        NPT      L7071B      BSM...   1700    50.0      144.00         [*]           [*]          [*]
SIGC185T170               5        NPT      L7081B      BSM...   1700    75.0      185.00         [*]           [*]          [*]


[*] = CONFIDENTIAL TREATMENT REQUESTED

                                   Attachment A2


---------------------------------------------------------------------------------------------
                                   "price projection"
---------------------------------------------------------------------------------------------
                               1998                 1999                2000
---------------------------------------------------------------------------------------------
number of 125mm
(total number of         1.0    1.5    3.5    3.5    6.5    13.5   5.0   10.0   20.0
wafer in thousands)
---------------------------------------------------------------------------------------------
SIGC42T60N               [*]    [*]    [*]    [*]    [*]    [*]    [*]    [*]    [*]
---------------------------------------------------------------------------------------------
SIGC42T120               [*]    [*]    [*]    [*]    [*]    [*]    [*]    [*]    [*]
---------------------------------------------------------------------------------------------
SIBC81T120R2C            [*]    [*]    [*]    [*]    [*]    [*]    [*]    [*]    [*]
---------------------------------------------------------------------------------------------
Price in U$ per wafer.



Die pricing related to above wafer quantities:
---------------------------------------------------------------------------------------------
SIGC42T60N               [*]    [*]    [*]    [*]    [*]    [*]    [*]    [*]    [*]
---------------------------------------------------------------------------------------------
SIGC42T120               [*]    [*]    [*]    [*]    [*]    [*]    [*]    [*]    [*]
---------------------------------------------------------------------------------------------
SIBC81T120R2C            [*]    [*]    [*]    [*]    [*]    [*]    [*]    [*]    [*]
---------------------------------------------------------------------------------------------
Price in U$ per wafer.



All other types related to these manner.








[*] = CONFIDENTIAL TREATMENT REQUESTED

                                    ATTACHMENT B


             Semiconductor Group, Technical Regulation No. 19, Packing
                           A66003-R19-X-*-7635 dd. 07.96

                                  TABLE OF CONTENTS

1    GENERAL INFORMATION ON PACKING. . . . . . . . . . . . . . . . . . . . . . . . .1

     1.1  Terminology. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

     1.2  Fundamentals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

     1.3  Contents labeling. . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

     1.4  Scope. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

     1.5  Organizational units involved. . . . . . . . . . . . . . . . . . . . . . .5

     1.6  Documents referred to. . . . . . . . . . . . . . . . . . . . . . . . . . .5

     1.7  Other documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

2    PACKING FOR WAFERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

     2.1  Functional packing . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

     2.2  Packing procedure. . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

     2.3  Identification for internal transport from one site to another
     (including subcontractors). . . . . . . . . . . . . . . . . . . . . . . . . . .7

     2.4  Identification of incoming deliveries'to the VKL for external customers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

     2.5  Transport packing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

     2.6  Identification of transport packing. . . . . . . . . . . . . . . . . . . .8

3    PACKING COMPONENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

     3.1  Functional packing . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

     3.2  Identification for transport to the VKL. . . . . . . . . . . . . . . . . .9

     3.3  Transport packing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

     3.4  Sending to Dispatch. . . . . . . . . . . . . . . . . . . . . . . . . . . .9

     3.4.1     Deliveries received infunctional packing. . . . . . . . . . . . . . .9

     3.4.2     Deliveries received in transport packing. . . . . . . . . . . . . . 10

4    APPENDIX: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10



                                  TABLE OF CONTENTS

     4.1  Example: Wafer packing . . . . . . . . . . . . . . . . . . . . . . . . . 10

     4.2  Example: Module packing. . . . . . . . . . . . . . . . . . . . . . . . . 11


----------------------------------------------------------------------------------------------------------------------------
 RELEASE              OFFICE                  NAME             SITE          TELEPHONE       DATE           SIGNATURE
----------------------------------------------------------------------------------------------------------------------------
 Author               HL DOK                  Diebold          Mch B         2865            7/10/96        sgd. Diebold
----------------------------------------------------------------------------------------------------------------------------
 Checked by           HL R STA LV             GraBinger        Rgb W         2682            7/10/96        sgd. GraBinger
----------------------------------------------------------------------------------------------------------------------------
 Checked by           HL R CI MT              Seitz            Rgb W         2020            15/10/96       sgd. Seitz
----------------------------------------------------------------------------------------------------------------------------

1.   GENERAL INFORMATION ON PACKING


The aim of this guideline is to ensure that the packing used for products of the Semiconductor Group is appropriate for the conditions to which it will be subject, and that the products arrive at the end of the transport chain undamaged. The guideline describes the components which comprise the packing in each case. It sets out the general principles for the packing and transport of HL products.


1.1  TERMINOLOGY

The following definitions of terms are based on DIN 55 405 (Packaging; Concepts; Introduction; Pt1 to Pt7)


PACK GOODS

Goods which are to be packed or are packed. Examples: undiced wafers, diced wafers, components.

FUNCTIONAL PACKING = PACKAGING

Product made of packing materials which is designed to enclose or hold together the pack goods. Functional packing means: the primary protection against breakage, fixed quantities, and possibly also subsequent machine handling of the pack goods. Examples of functional packing/packaging: wafer boxes, wafer canisters, foil rings for diced chips, foil bags, tape, reels, tubes, trays.

PACKING AIDS

A collective term for aids which are used in conjunction with the packing materials for packing purposes. Examples of packing aids: adhesive tape, labels, silica gel, foam padding, transparent foil.

PACKING MATERIAL

Materials/loose packing from which the packaging and packing aids are composed.

PRODUCT PACKING (ALSO REFERRED TO AS TRANSPORT PACKING)


Packing, the form of which is determined by the transport conditions, and which generally serves as the outermost packing of the functional packing.

TRANSPORT PACKING

Cuboidal packing, consisting of one of more parts, which can be closed up, the form of which is determined by the transport conditions, e.g. aluminum box, case made of solid and/or corrugated cardboard.

PACKAGE

The result of combining the pack goods and the packing, particularly suitable for transport.

AIRFREIGHT CONTAINER

A container for airfreight, with the following characteristics: durable construction for repeated use, transport of goods without repacking, easy to load and unload, simple to handle when moved from one mode of transport to another, volume of at least 1 m3.


1.2  FUNDAMENTALS

The packing must be constructed so as to satisfy SN 10 250 Part 1 - Fundamentals for Packaging Engineering (Planning and Objectives).


The functions of packing are described in SN 10 250, Part 2 - Functions. The departments in the Semiconductor Group which deal with packing are responsible for these functions.

New forms of packing must always be the subject of a request. The required application is described in Org-Handbook Guideline B 5.6,Guideline of Packing Materials - Part land 2.

HL Packing Coordination issues lists of each of the permitted packing materials. In the case of new packing materials, for multi-use packing, and the recycling of packaging and packing aids, the UAS section should also be involved. In this context, refer to DIN 6120.

When planning and developing packing, reference should be made to SN 10 250, Fundamentals for Packaging Engineering Attachment 1, "List of questions for use in selecting the packing". Before new forms of packing, packaging and packing aids are authorized, these questions should be considered (permitted packing materials, multi-use, disposal, transport simulation, costs). Items of packing which have already been authorized should be checked regularly to ensure that they meet the requirements of their conditions of use (continual improvement process).

Packaging and packing aids should be reused. The decisive factors are the financial aspects of return transport and the environmental protection regulations. Examples of reusable packaging are wafer boxes, wafer canisters, transport containers with padded inserts, tubes and trays.


1.3  CONTENTS LABELING

The integrity or uniformity of the product within a packing unit must meet the requirements of SN 72 500 Parts 2, 3, 21 and any additional agreed customer requirements.

Every item of product packing must have an unambiguous and easily readable statement of its contents affixed. This will take the form of an adhesive label, a tag or a barcode product label (BPL) as described in TR 32.
The labels will be affixed to the functional/transport packing. The product will be held in the VKL (sales store) with the label, so that it can be identified for later processing.


1.4  SCOPE

This guideline applies throughout HL, for all Divisions (GGs) and sites.


1.5  ORGANIZATIONAL UNITS INVOLVED

     -------------------------------------------------------------------------
     Unit                               Primary task(s) in relation to packing
     -------------------------------------------------------------------------
     MT                                 Devise forms of packing, simulate
                                        transport
     -------------------------------------------------------------------------
     Development, MT, Production        Request new forms of packing and
                                        changes to packing; draw up technical
                                        terms of supply for packing materials
     -------------------------------------------------------------------------
     HL Packing Coordinator             Check packing materials
     -------------------------------------------------------------------------
     Environmental section (UAS)        Check reuse / disposal of packaging
     -------------------------------------------------------------------------
     Production units involved,         Produce APAs and EPAs covering
     in the testing area, stores,       packing, carriage and unpacking
     dispatch
     -------------------------------------------------------------------------
     Wafer production test area         Pack wafers in their functional
                                        packing and affix identifiers
     -------------------------------------------------------------------------
     Module testing area                Pack modules in their product packing
                                        and affix identifiers
     -------------------------------------------------------------------------
     Goods receiving point              Take delivery of packages, check
                                        delivery, report damage
     -------------------------------------------------------------------------
     Dispatch point (VKL)               Prepare packages for dispatch and hand
                                        over to the carrier
     -------------------------------------------------------------------------
     Production, subsequent processing  Unpack, check and report damage
     -------------------------------------------------------------------------

1.6    DOCUMENTS REFERRED TO

DIN 55 405           Packaging; Concepts; Introduction; Ptl to Pt7


SN 10 250            Fundamentals for Packaging Engineering
                     Part 1        Planning, Objects
                     Part 2        Function
                     Attachment

SN 72 500            Technical Terms of Delivery for electrical/ electronic
                     Components
                     Part 1        General
                     Part 2        Integrated Circuits
                     Part 3        Discrete Semiconductor Devices
                     Part 21       Semiconductor Dice

Org-Handbook Guideline B 5.6
                     Guideline of Packing Materials
                     Part 1 Shipping to Customer

                     Part 2 Supplier's Packaging

DIN 6120 Marking of packaging materials and packages for reclaiming recycling
                     Part 1: Plastic packaging materials and packages; Graphik symboles.
                     Part 2: Supplementary marking

DIN EN 20 780        Packaging; Pictorial marking for the handling of goods (ISO
                     780:1985) German Version EN 20780:1993

SN 66 769            Shipping marks for packages; Pictorial labels

SN 68 425            Electrostatic sensitive devices; Labels for packages

APAs and EPAs        Process specifications/ Single process specifications

TR 32                Product Labels

SN 18630             Marking of packages; Machine-readable lettering
                     Part 1: Labels for shipping packages
                     Part 2: Labels for product packages


1.7    OTHER DOCUMENTS

Technical drawings and purchase specifications must be available for all the packaging materials required for packing (functional, product and transport packing). This is the responsibility of Development, MT and Production.


The instructions (APAs and/or EPAs) required at each of the workplaces concerned must be produced by the responsible organizational units (FV, PPT) in the various plants.


2.     PACKING FOR WAFERS

Wafers which are being transported off the site where they are produced require special functional, product and transport packing, to prevent them from being damaged.

2.1    FUNCTIONAL PACKING

Wafer diameter, wafer thickness and the transport route affect the packing materials and aids which should be used. The requirements specified in the applicable APAs must be adhered to.


Table 1 contains examples of forms of functional packing which are currently being used for the delivery of wafers.

TABLE I FORMS OF FUNCTIONAL PACKING FOR WAFERS FROM DP/ST/CI/OS (EXAMPLES)

--------------------------------------------------------------------------------
    Wafer                       Packing material          Packing aid
--------------------------------------------------------------------------------
Undiced                     Wafer box, foil bag
                            ----------------------------------------------------
                            Wafer canister              Support plates
                                                        Transparent foil disks
                                                        Foam inlays
--------------------------------------------------------------------------------
Diced                       Foil ring, foil tubing      Insulating pressboard
                                                        disks
                                                        Transparent foil disks
                            ----------------------------------------------------
                            Waffle pack                 Drying agent
                            Foil
                            Collapsible box
--------------------------------------------------------------------------------

2.2    PACKING PROCEDURE

Various links in the transport chain connect the HL sites with external customers, so that the packing will be designed for the corresponding conditions. The various packing procedures are specified in the appropriate process instructions (APAs).


2.3 IDENTIFICATION FOR INTERNAL TRANSPORT FROM ONE SITE TO ANOTHER (INCLUDING SUBCONTRACTORS)

The pack goods should be clearly identified by an adhesive label or barcode label attached to an appropriate part of the packaging.
Adhesive labels or tags should be affixed to the box or canister. The corresponding traveler protocol should be put with the packing.


2.4    IDENTIFICATION OF INCOMING DELIVERIES TO THE VKL FOR EXTERNAL CUSTOMERS

For unambiguous identification of pack goods, adhesive labels or barcode labels should be affixed to a suitable item of the packaging, with its quality seal intact.

The adhesive label or tag should be affixed to the box or canister before it is sealed into heat-welded foil. The corresponding customer lot protocol should be put with the packing.



2.5    TRANSPORT PACKING

The transport chain, the pack goods and the functional packing determine what forms of transport packing should be used.
For consignments of undiced wafers which are being transported by heavy goods vehicle, (e.g. from Villach to Munich), wafer transport containers or transport boxes are used for transport packing.
Products which need special security, e.g. wafers for smart cards, must only be transported in lockable wafer-transport containers.
Batches of wafers should not be split.
For consignments of chips (diced wafers) the form of packing used for transport comprises containers with polystyrene foam covers in transport boxes, or special boxes with foam in lays in transport boxes with rigid foam inserts. This type of packing is intended for external customers, contract manufacturers or HL sites. Transport boxes from blank wafer suppliers can be used if this saves time and reduces costs. The external companies' designations can if necessary be covered with neutral adhesive paper tape.
The appropriate handling icons and transport markings for the goods should be affixed to the transport boxes. These should be printed as specified in DIN EN 20 780, Packaging; Pictorial marking for the handling of goods, and SN 66 769, Shipping marks for packages; Pictorial labels.
When wafers are being air-freighted, the packages should be packed as 'loose cargo' batches or in LD3 airfreight containers. When doing so, care must be taken that any movement of the transport boxes is prevented by packing inserts.


2.6    IDENTIFICATION OF TRANSPORT PACKING

An adhesive address label will be put on the transport packing. The freight documentation will be put into a pocket in the position provided for the purpose.



3.     PACKING COMPONENTS

3.1    FUNCTIONAL PACKING

Table 2 shows examples of the functional packing currently used for the various components.



TABLE 2 FUNCTIONAL PACKING FOR COMPONENTS (EXAMPLES)

       ------------------------------------------------------------------
              Component                          Functional Packing
       ------------------------------------------------------------------
       Components                         Tube
       ------------------------------------------------------------------
                                          Tape and reel
       ------------------------------------------------------------------
                                          Tray
       ------------------------------------------------------------------
                                          Carrier
       ------------------------------------------------------------------
                                          Box
       ------------------------------------------------------------------
                                          Blister
       ------------------------------------------------------------------
       Modules                            Tape and reel
       ------------------------------------------------------------------
       Modules (SIMM/DIMM)                Tray
       ------------------------------------------------------------------

The protection which is to be afforded to the components determines whether the packaging used for the functional packing should be further enclosed, and how.

The type of component and the transport route determine whether the packaging is heat-welded, whether in an atmosphere of air or N2 or evacuated, and whether protected from moisture. Further details are laid down in the appropriate APAs.

3.2    IDENTIFICATION FOR TRANSPORT TO THE VKL

The BPL (= barcode product label) is affixed to the functional and product packing in the test area.

Further details are laid down in the appropriate APAs.

3.3    TRANSPORT PACKING

The transport chain, the pack goods and the functional packing determine what form of transport packing is to be used.


3.4    SENDING TO DISPATCH

On the basis of store withdrawal forms, the VKL collects together the components to make up deliveries, and sends them to Dispatch.


Note: The functional packing must not be opened by the VKL or Dispatch.

3.4.1  DELIVERIES RECEIVED IN FUNCTIONAL PACKING

The items in their functional packing (e.g. bag), sealed and labeled (e.g. with a BPL), are sent to Dispatch for each order separately, together with the delivery documentation. Depending on their volume and transport route, one or more items in their functional packing are packed into transport boxes. Empty spaces must be filled with loose packing. An address label is affixed to each package, and each delivery is provided with delivery documentation (e.g. delivery note/customs documentation).


3.4.2  DELIVERIES RECEIVED IN TRANSPORT PACKING

Items in product packing, sealed and labeled (e.g. with a BPL), are sent to Dispatch for each order separately, together with the delivery documentation. Depending on the extent of the delivery, the packages are sent individually or are collected together into a transport box. Empty spaces must be filled with loose packing.

An address label is affixed to each package, and each delivery is provided with delivery documentation (e.g. delivery note/customs documentation).




4.     APPENDIX:


4.1    EXAMPLE: WAFER PACKING

                           Graphics Depicting:


       Pack goods           Functional packing          Functional packing

       System wafer         Wafer box                   Wafer canister



       Package                            Package
       Wafer box with wafers              Wafer canister with wafers













TRANSPORT PACKING FILLED WITH WAFER BOXES AND WAFER CANISTERS

                           Graphics Depicting:


AIRFREIGHT CONTAINER FILLED WITH PACKAGES




4.2    EXAMPLE: MODULE PACKING













Pack goods           Functional packing   Product packing
----------           ------------------   ---------------
                     = Packaging          in this case also: transport packing

Component            Bar

                           Graphics Depicting:


     PACKAGE                       TRANSPORT PACKING













TRANSPORT PACKING, FILLED










                         PACKAGE

                                Graphics Depicting:
                             SIEMENS IGBT-PRODUCT RANGE

                                Graphics Depicting:
                           SIEMENS DUO-PACK PRODUCT RANGE